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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Greenland Corporation on Form S-8 of our report dated March 20, 2003, appearing in the Annual Report Form 10-K of Greenland Corporation for the year ended December 31, 2002.

/s/ Kabani & Company, Inc.

     KABANI & COMPANY, INC.

March 10, 2004